Exhibit T3A.44.1

CERTIFICATE OF AMENDMENT
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CERTIFICATE OF INCORPORATION
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IJF , INC.
Under Section 805 of the
Business Corporation Law
          The undersigned, being the President and the Secretary of IJF, Inc., do hereby state that IJF, Inc. does not have any shareholders of record or subscribers whose subscriptions have been accepted and do hereby certify as follows:
          (1) The name of the corporation is IJF, Inc.
          (2) The Certificate of Incorporation of IJF, Inc. was filed by the Department of State on the 20th day of December 1971.
          (3) The Certificate of Incorporation of IJF, Inc. is hereby amended to:
     (a) effect a change in its corporate name by amending Article FIRST to read as follows:
     “FIRST: The name of the corporation is Iselin-Jefferson Factors, Inc.”; and
     (b) effect a change in the post office address to which the Secretary or State shall mail a copy of any process against the corporation served upon him by amending Article FIFTH to read as follows:

     “FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: 111 West 40th Street, New York, New York 10018.”
          (4) The foregoing amendment of the Certificate of Incorporation was authorized by the written consent of the sole incorporator of the corporation.
          IN WITNESS WHEREOF, the undersigned have signed this Certificate this 23rd day of February, 1972.

/s/ S. Arnold Hickox
S. Arnold Hickox, President

/s/ J. Robert Williams
J. Robert Williams, Secretary

State of New York.	)
	:	ss.
County of New York	)
          S. Arnold Hickox, being duly sworn, deposes and says that he is President of IJF, Inc., the corporation mentioned and described in the foregoing instrument; that he has read and signed the same and that the statements contained therein are true.

/s/ S. Arnold Hickox
S. Arnold Hickox

Sworn to before me this 23rd
day of February 1972.

/s/ Kay Podell
KAY PODELL
Notary Public State of New York No. 31 9394200 Qualified In New York County Commission Expires March 30, 1972